The Quigley Corporation Shareholders Approve Name Change to ProPhase Labs, Inc.

Shareholders also approve four additional key proposals, all by substantial majority

DOYLESTOWN, Pennsylvania – May 6, 2010. The Quigley Corporation (Nasdaq: QGLY) held its annual shareholder meeting on Wednesday, May 5, 2010 in Doylestown, Pennsylvania. During the meeting, shareholders voted to change the name of the corporation to ProPhase Labs, Inc. In addition to the new corporate name, the ticker symbol of the company will change to Nasdaq: PRPH. The changes in the name and ticker are expected to become effective on May 6 and May 7, 2010, respectively. The new corporate website will be www.prophaselabs.com.  The Quigley Corporation is well known as the manufacturer and distributor of Cold-EEZE(R), Kids-EEZE(R) and other OTC healthcare remedies. The name change reflects favorable changes in management and direction that have taken place during the past year.

The name change was one of five proposals overwhelmingly approved by a substantial majority of the shareholders who voted. The other four proposals include:

•	Re-election of the seven members of the Board of Directors
•	The ratification of the 2010 Equity Compensation Plan
•	The ratification of the 2010 Directors’ Equity Compensation Plan
•	The ratification of Amper, Politziner & Mattia, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010

“The vote was a culmination and affirmation of more than a year of very hard work,” said CEO Ted Karkus.  “The shareholder support for our team is very much appreciated.  Our new identity sets the stage for a new growth phase for our Company by improving our image with our important retailers as well as with investors.”

The roll-out of the corporate identity change to “ProPhase Labs” will occur over the next 6-8 weeks.  Other aspects of the new corporate name and identity will include a new corporate logo, and improved product Cold-EEZE(R), and Kids-EEZE(R) packaging.

About The Quigley Corporation

The Quigley Corporation is a diversified natural health medical science company. It is a leading marketer and manufacturer of the Cold-EEZE(R) family of lozenges and sugar free tablets clinically proven to significantly reduce the severity and duration of the common cold. Cold-EEZE(R) customers include leading national wholesalers and distributors, as well as independent and chain food, drug and mass merchandise stores and pharmacies. The Quigley Corporation has several wholly owned subsidiaries including Quigley Manufacturing Inc., which consists of an FDA approved facility to manufacture Cold-EEZE(R) lozenges and fulfill other contract manufacturing opportunities, and Quigley Pharma, Inc., which conducts research in order to develop and commercialize a pipeline of patented botanical and naturally derived potential prescription drugs. For more information visit us at www.Quigleyco.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” and involve known and unknown risk, uncertainties and other factors that may cause the Company’s actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement. Factors that impact such forward-looking statements include, among others, changes in worldwide general economic conditions; government regulations; the ability of our new management to successfully implement our business plan and strategy; our ability to fund our operations including the cost and availability of capital and credit; our ability to compete effectively including our ability to maintain and increase our market share in the markets in which we do business; and our dependence on sales from our main product, Cold-EEZE(R), and our ability to successfully develop and commercialize new products.

CONTACT

Media Relations
The Lexicomm Group
Wendi Tush
Wendi@lexicommgroup.com
(212) 794-4531
Lindsey Gardner
Lgardner651@gmail.com
(570) 479-4895

Investor Relations
Ted Karkus
Chairman and CEO
The Quigley Corporation
(215) 345-0919 x 0